SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 14, 1999
                                                  -------------

                             ADEPT TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


    California                       0-27122                     94-2900635
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(State of incorporation)     (Commission File Number)         (IRS Employer
                                                            Identification No.)


                    150 Rose Orchard Way, San Jose, CA 95134
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             (Address of principal executive offices of Registrant)


                                 (408) 432-0888
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              (Registrant's telephone number, including area code)

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Item 2.           Acquisition or Disposition of Assets

         On June 28, 1999, the Board of Directors of Adept Technology, Inc., a California corporation ("Adept" or the "Company"), approved the merger (the "Merger") of BYE/OASIS Engineering, Inc., a Texas corporation ("BYE/OASIS"), with and into Adept. The Merger was completed on July 14, 1999 pursuant to an Agreement and Plan of Reorganization dated as of June 28, 1999 (the "Agreement") among Adept, BYE/OASIS, and Chase Manhattan Bank and Trust Company, N.A. (the "Escrow Agent").

         Pursuant to the Agreement, each share of capital stock of BYE/OASIS outstanding immediately prior to the Merger was converted into the right to receive 0.7017454 shares of Adept's Common Stock. In addition, all options to purchase Common Stock of BYE/OASIS outstanding immediately prior to the Merger were assumed by the Company, subject to adjustments to maintain the economic equivalence of the assumed options based on the exchange ratio. As a result, Adept issued an aggregate of 720,008 shares of Adept's Common Stock (the "Adept Shares") to the former shareholders of BYE/OASIS (the "Shareholders"). Of the total number of Adept Shares, 71,991 shares were deposited into escrow with the Escrow Agent as collateral for the indemnification obligations of BYE/OASIS under the Agreement. In addition, options to purchase an aggregate of 185,361 shares of Adept's Common Stock were assumed in the Merger (after adjustment to reflect the exchange ratio).

         The Merger was intended to constitute a tax-free  reorganization  under
Section 368(a) of the Internal Revenue Code of 1986, as amended. The Company will account for the Merger as a pooling of interests.

         All shares of Common Stock of the Company issued in the Merger were sold in reliance on the exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act") contained in Section 4(2) thereof and Rule 506 of Regulation D thereunder. As a result, all shares of Common Stock so issued are subject to restrictions on transfer under the applicable provisions of the Securities Act and carry a legend reflecting such restrictions.

         In connection with the Merger, the Company granted the Shareholders certain rights to require the Company to register the Adept Shares under the Securities Act.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements of Business Acquired.

                    Not required

          (b)  Pro Forma Financial Information.

                    Not required


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          (c)  Exhibits.

      Exhibits      Description
      --------      -----------

      2.1 Agreement and Plan of Reorganization dated June 28, 1999 by and among Adept Technology, Inc. BYE/OASIS Engineering, Inc., Donald R. Briner as Securityholder Agent and Chase Manhattan Bank and Trust Company, N.A. as Escrow Agent.

      4.1 Registration Rights Agreement dated July 14, 1999 by and among Adept Technology, Inc. and each of the holders of BYE/OASIS Engineering, Inc. Common Stock.

      99.1          Press release of Adept Technology, Inc., dated June 29, 1999

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ADEPT TECHNOLOGY, INC.

         Dated: July 28, 1999

                                                By:   /s/ Brian R. Carlisle
                                                      --------------------------
                                                      Brian R. Carlisle
                                                      Chief Executive Officer